Exhibit 99.1
NEWS BULLETIN

M.D.C. HOLDINGS, INC.	RICHMOND AMERICAN HOMES
HOMEAMERICAN MORTGAGE
FOR IMMEDIATE RELEASE
THURSDAY, JULY 20, 2006

Contacts:	Paris G. Reece III	Robert N. Martin	Alison Schuller
	Chief Financial Officer	Investor Relations	Corporate Communications
	(303) 804-7706	(720) 977-3431	(720) 977-3554
	greece@mdch.com	bob.martin@mdch.com	alison.schuller@mdch.com
M.D.C. HOLDINGS ANNOUNCES SECOND QUARTER EARNINGS;
REPORTS QUARTERLY HOME ORDERS AND QUARTER-END BACKLOG
•	Diluted earnings per share of $1.66 vs. $2.25 in 2005

•	Net income of $76.5 million, compared with $102.6 million in 2005

•	2006 second quarter total revenues of $1.23 billion; $1.05 billion in 2005

•	Closed 3,376 homes at an average selling price of $354,000

•	Financial services profits of $10.2 million vs. $4.1 million in 2005

•	Net orders for 2,738 homes valued at $914.0 million

•	Quarter-end backlog of 6,496 homes valued at $2.44 billion

•	Unrestricted cash and available borrowing capacity of $1.31 billion
     DENVER, Thursday, July 20, 2006 — M.D.C. Holdings, Inc. (NYSE/PCX: MDC) today announced net income for the quarter ended June 30, 2006 of $76.5 million, or $1.66 per diluted share, compared with net income of $102.6 million, or $2.25 per diluted share, for the same period in 2005. Total revenue for the second quarter reached $1.23 billion, compared with revenue of $1.05 billion for the same period in 2005.
     Net income for the six months ended June 30, 2006 was $171.9 million, or $3.74 per diluted share, compared with net income of $187.3 million, or $4.10 per diluted share, for the same period in 2005. Total revenues for the six months ended June 30, 2006 reached $2.38 billion, compared with $1.98 billion for the first six months of 2005.
     Larry A. Mizel, MDC’s chairman and chief executive officer, stated, “During the first six months of 2006, the generally robust demand characteristics of the last several years have given way to an increasingly competitive environment in many of the country’s key markets. Throughout this period, we focused on strengthening our ‘investment grade’ balance sheet and
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M.D.C. HOLDINGS, INC.

financial position, and preserving our capital. As a result, we maintained our leverage ratios at levels that rank among the best in our industry. And our cash and available borrowing capacity at quarter-end grew to more than $1.3 billion for the first time.”
     Mizel continued, “Due in part to the tightening of our underwriting standards for new land acquisition opportunities, we reduced our investment in land in the second quarter. Our continuing efforts to right-size our portfolio of lots controlled in accordance with current market order absorption rates resulted in a 13% year-to-date reduction in the number of lots we own and control, bringing us closer to our two-year lot supply objective. In addition, as we do every quarter, we evaluated the carrying value of the land positions on our balance sheet and determined that no impairments were required.”
     Mizel concluded, “While the length and severity of the current market adjustment is uncertain, we are hopeful that the fundamental drivers still present in most of our markets will in due course return the homebuilding industry to more healthy levels of demand. Irrespective of the timing of an industry turnaround, we remain committed to our conservative operating model and financial and operational disciplines. The resulting strength of our balance sheet, relatively short supply of lots and substantial cash and borrowing capacity, combined with our continuing efforts to reduce costs and expenses and improve our operating efficiencies, give us flexibility to take advantage of opportunities that may be presented in this challenging environment.”
Homebuilding Results
     Homebuilding operating profits for the quarter and six months ended June 30, 2006 were $133.3 million and $307.0 million, respectively, compared with profits of $187.6 million and $350.1 million for the same periods in 2005. The Company closed 3,376 homes and produced home gross margins of 23.2% in the 2006 second quarter, compared with 3,512 home closings and home gross margins of 28.6% for the comparable period in 2005. For the six months ended June 30, 2006, the Company closed 6,574 homes and produced home gross margins of 25.2%, compared with 6,670 home closings and home gross margins of 28.5% for the six months ended June 30, 2005. Average selling prices reached $354,000 and $352,100, respectively, for the quarter and six months ended June 30, 2006, up $60,800 and $60,300 from the same periods in 2005.
     Homebuilding selling, general and administrative expenses were $148.9 million, or 12.5% of home sales revenue, for the 2006 second quarter, compared with $110.9 million, or 10.8% of home sales revenue, for the 2005 second quarter. For the six months ended June 30, 2006, homebuilding selling, general and administrative expenses were $283.1 million, or 12.2% of home sales revenue, compared with $212.1 million, or 10.9% of home sales revenue, for the same period in 2005.
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     Paris G. Reece III, MDC’s executive vice president and chief financial officer, said, “As was the case in the prior quarter, we experienced significant year-over-year home gross margin decreases in Nevada and California. Our second quarter home gross margin in Nevada continued a year-long decline from extraordinary levels to a margin much closer to our Company average. Reduced margins in California reflect the impact of increased competition and inventory pressures that have been among the greatest in the country.”
     Reece continued, “A significant portion of the 2006 second quarter decline in home gross margins (120 basis points) and homebuilding profits ($19.4 million) resulted from the net impact of deferring profits related to certain homes closed for which the Company’s mortgage subsidiary originated high loan-to-value loans for our homebuyers and still held the loans in inventory at the end of the quarter. The Company will recognize the deferred profit at the time these mortgages are sold to a third-party purchaser, which occurs generally within 45 days of loan origination.”
     Reece concluded, “Our selling costs increased in the 2006 second quarter primarily due to higher advertising expenses and commissions to outside brokers required in response to the more competitive home selling environment in most of our markets, as well as higher model home costs. General and administrative expenses also rose in the quarter, primarily as a result of a $7.9 million increase in write-offs of project costs, which included option deposits and other costs related to lots that we have chosen not to acquire. In addition, we experienced higher compensation and other employee benefit related costs and supervisory fees charged by our corporate office to our homebuilding segment.”
Improved Financial Services Results
     Operating profits from the Company’s financial services business for the quarter and six months ended June 30, 2006 increased to $10.2 million and $18.5 million, respectively, compared with $4.1 million and $7.0 million, respectively, during the same periods in the previous year. The profit improvements primarily were due to higher gains on sales of mortgage loans, compared with the same periods in 2005. Increased volumes of mortgage loan originations and mortgage loans sold during the 2006 periods drove the higher gains. The Company achieved these increased originations by, among other things, expanding the offering of mortgage loan products that it could originate directly for its customers, thereby decreasing the need for less profitable loans brokered to outside lenders.
Home Orders and Backlog
     MDC received orders, net of cancellations, for 2,738 homes with a sales value of $914.0 million during the 2006 second quarter, compared with net orders for 4,832 homes with a sales value of $1.70 billion during the same period in 2005. For the six months ended June 30, 2006, the Company received net orders for 6,538 homes with a sales value of $2.27 billion, compared
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M.D.C. HOLDINGS, INC.

with 9,378 net orders with a sales value of $3.18 billion for the six months ended June 30, 2005. The Company ended the second quarter of 2006 with a backlog of 6,496 homes, compared with a backlog of 9,213 homes at June 30, 2005. The estimated sales value of backlog at the end of the 2006 second quarter was $2.44 billion, compared with $3.14 billion in estimated sales value of backlog at June 30, 2005.
     Reece stated, “Each of our markets, with the exception of Utah, experienced a year-over-year decline in net home orders, driven in part by a significant increase in our cancellation rate, which rose to 43% from 19% in the second quarter of 2005. Excluding Utah and Texas, all of our markets saw their cancellation rates rise by more than 1,000 basis points from last year’s second quarter, related largely to substantial expansions in the supply of new and previously owned homes available to be purchased in these markets. These increased sources of competition resulted in, among other things, an elevated number of order cancellations from prospective homebuyers who were unable to sell their existing homes in this more competitive sales environment. In addition to the cancellation impact, given the uncertainty in today’s residential real estate market, we believe that many buyers are waiting on the sidelines, choosing to delay home purchases until the market works through this period of transition. We have responded by increasing incentives at a measured pace, with the objective of improving our sales velocity under current market conditions without compromising our commitment to a quality product or our strong financial position.”
     MDC, whose subsidiaries build homes under the name “Richmond American Homes,” is one of the top ten homebuilders in the United States, based on 2005 revenues. The Company also provides mortgage financing, primarily for MDC’s homebuyers, through its wholly owned subsidiary HomeAmerican Mortgage Corporation. MDC, a Fortune 500 Company, is a major regional homebuilder with a significant presence in some of the country’s best housing markets, including Colorado, Jacksonville, Las Vegas, Maryland, Northern California, Northern Virginia, Phoenix, Salt Lake City, Southern California and Tucson. MDC also has established operating divisions in Chicago, Dallas/Fort Worth, Houston, Philadelphia/Delaware Valley, and West Florida. For more information about our Company, please visit RichmondAmerican.com.
Forward-Looking Statements
     Certain statements in this release, including statements regarding future home closings, revenue and earnings, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic and business conditions, including changes in
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M.D.C. HOLDINGS, INC.

cancellation rates, net home orders, home gross margins, and land and home values; (2) interest rate changes; (3) the relative stability of debt and equity markets; (4) competition; (5) the availability and cost of land and other raw materials used by the Company in its homebuilding operations; (6) the availability and cost of performance bonds and insurance covering risks associated with our business; (7) shortages and the cost of labor; (8) weather related slowdowns; (9) slow growth initiatives; (10) building moratoria; (11) governmental regulation, including the interpretation of tax, labor and environmental laws; (12) changes in consumer confidence and preferences; (13) required accounting changes; (14) terrorist acts and other acts of war; and (15) other factors over which the Company has little or no control. Additional information about the risks and uncertainties applicable to the Company’s business is contained in the Company’s reports on Form 10-K for the year ended December 31, 2005, and Form 10-Q for the quarter ended March 31, 2006, which were filed with the Securities and Exchange Commission. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. The Company undertakes no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.
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M.D.C. HOLDINGS, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
REVENUE
Homebuilding	$1,213,037	$1,033,294	$2,337,891	$1,954,624
Financial Services	19,716	12,812	37,124	24,410
Corporate	183	234	615	1,222

Total Revenue	1,232,936	1,046,340	2,375,630	1,980,256

COSTS AND EXPENSES
Homebuilding	1,079,763	845,669	2,030,848	1,604,489
Financial Services	9,480	8,685	18,575	17,436
Corporate	21,332	27,946	49,689	58,262
Related Party Expenses	127	63	1,803	163

Total Costs and Expenses	1,110,702	882,363	2,100,915	1,680,350

Income before income taxes	122,234	163,977	274,715	299,906
Provision for income taxes	(45,743)	(61,354)	(102,803)	(112,652)

NET INCOME	$76,491	$102,623	$171,912	$187,254

EARNINGS PER SHARE
Basic	$1.70	$2.35	$3.83	$4.30

Diluted	$1.66	$2.25	$3.74	$4.10

WEIGHTED-AVERAGE SHARES OUTSTANDING
Basic	44,939	43,718	44,880	43,584

Diluted	45,972	45,703	45,967	45,649

DIVIDENDS DECLARED PER SHARE	$.25	$.18	$.50	$.33

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M.D.C. HOLDINGS, INC.
Information on Business Segments
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
HOMEBUILDING

Home sales	$1,195,083	$1,029,553	$2,314,391	$1,946,384
Land sales	13,639	—	15,476	1,296
Other revenue	4,315	3,741	8,024	6,944

Total Homebuilding Revenue	1,213,037	1,033,294	2,337,891	1,954,624

Home cost of sales	917,414	734,772	1,732,003	1,391,552
Land cost of sales	13,400	—	15,774	790
Marketing expenses	31,568	25,008	60,603	47,326
Commission expenses	37,394	28,680	70,237	54,526
General and administrative expenses	79,987	57,209	152,231	110,295

Total Homebuilding Expenses	1,079,763	845,669	2,030,848	1,604,489

HOMEBUILDING OPERATING PROFIT	133,274	187,625	307,043	350,135

FINANCIAL SERVICES

Net interest income	1,123	728	1,979	1,255
Broker fees	2,343	2,665	4,423	4,833
Gains on sales of mortgage loans, net	15,439	8,748	28,466	16,646
Other revenue	811	671	2,256	1,676

Total Financial Services Revenue	19,716	12,812	37,124	24,410

General and Administrative Expenses	9,480	8,685	18,575	17,436

FINANCIAL SERVICES OPERATING PROFIT	10,236	4,127	18,549	6,974

TOTAL OPERATING PROFIT	143,510	191,752	325,592	357,109

CORPORATE

Interest and other revenue	183	234	615	1,222
Related party expenses	(127)	(63)	(1,803)	(163)
General and administrative expenses	(21,332)	(27,946)	(49,689)	(58,262)

INCOME BEFORE INCOME TAXES	$122,234	$163,977	$274,715	$299,906

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M.D.C. HOLDINGS, INC.
Consolidated Balance Sheets
(Dollars in thousands, except per share amounts)
(Unaudited)

	June 30,	December 31,
	2006	2005
ASSETS
Corporate
Cash and cash equivalents	$70,665	$196,032
Property and equipment, net	29,238	30,660
Deferred income taxes	71,131	54,319
Deferred debt issue costs, net	6,596	6,937
Other assets, net	11,675	10,792

	189,305	298,740

Homebuilding
Cash and cash equivalents	18,851	16,671
Restricted cash	6,855	6,742
Home sales and other accounts receivable	98,629	134,270
Inventories, net
Housing completed or under construction	1,512,009	1,320,106
Land and land under development	1,760,077	1,677,948
Prepaid expenses and other assets, net	131,150	139,529

	3,527,571	3,295,266

Financial Services
Cash and cash equivalents	1,968	1,828
Mortgage loans held in inventory	163,373	237,376
Other assets, net	74,719	26,640

	240,060	265,844

Total Assets	$3,956,936	$3,859,850

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M.D.C. HOLDINGS, INC.
Consolidated Balance Sheets
(Dollars in thousands, except per share amounts)
(Unaudited)

	June 30,	December 31,
	2006	2005
LIABILITIES
Corporate
Accounts payable and accrued liabilities.	$93,193	$117,767
Income taxes payable	30,933	102,656
Related party liabilities	—	8,100
Senior notes, net	996,486	996,297

	1,120,612	1,224,820

Homebuilding
Accounts payable	226,433	203,592
Accrued liabilities	301,977	291,827
Line of credit	—	—

	528,410	495,419

Financial Services
Accounts payable and accrued liabilities.	13,518	30,970
Line of credit	168,163	156,532

	181,681	187,502

Total Liabilities	1,830,703	1,907,741

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS’ EQUITY

Preferred stock, $0.01 par value; 25,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value; 250,000,000 shares authorized; 44,981,000 and 44,967,000 shares issued and outstanding, respectively, at June 30, 2006 and 44,642,000 and 44,630,000 shares issued and outstanding, respectively, at December 31, 2005	450	446
Additional paid-in capital	746,637	722,292
Retained earnings	1,382,427	1,232,971
Unearned restricted stock	(2,000)	(2,478)
Accumulated other comprehensive loss	(622)	(622)
Less treasury stock, at cost; 14,000 and 12,000 shares, respectively, at June 30, 2006 and December 31, 2005	(659)	(500)

Total Stockholders’ Equity	2,126,233	1,952,109

Total Liabilities and Stockholders’ Equity	$3,956,936	$3,859,850

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M.D.C. HOLDINGS, INC.
Selected Financial Data
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
SELECTED OPERATING DATA

SG&A as a Percent of Home Sales Revenues
Homebuilding	12.5%	10.8%	12.2%	10.9%
Corporate	1.8%	2.7%	2.3%	3.0%
Total	14.3%	13.5%	14.5%	13.9%

Depreciation and Amortization	$14,881	$11,592	$28,509	$21,586

Home Gross Margins[1]	23.2%	28.6%	25.2%	28.5%

Cash Used in Operating Activities	$(3,828)	$(209,711)	$(112,271)	$(328,044)
Cash Used in Investing Activities	$(2,693)	$(7,061)	$(4,331)	$(11,724)
Cash Provided by (Used in) Financing Activities	$(67,734)	$59,311	$(6,445)	$166

Unrestricted Cash and Available Borrowing Capacity	$1,311,515	$1,037,502	N/A	N/A

After-Tax Return on Total Revenue	6.2%	9.8%	7.2%	9.5%
After-Tax Return on Average Assets[2]	13.3%	16.3%	N/A	N/A
After-Tax Return on Average Equity[2]	25.8%	31.2%	N/A	N/A

Interest in Home Cost of Sales as a Percent of Home Sales Revenue	1.1%	0.8%	1.0%	0.8%

Corporate and Homebuilding Interest Capitalized
Interest Capitalized in Inventories at Beginning of Period.	$47,222	$27,741	$41,999	$24,220
Interest Incurred During the Period	15,002	11,110	29,843	21,925
Interest in Home and Land Cost of Sales for the Period.	13,655	8,558	23,273	15,852
Interest Capitalized in Inventories at End of Period	48,569	30,293	48,569	30,293

Interest Capitalized as a Percent of Inventories	1.5%	1.2%	N/A	N/A

[1]	Home sales revenue less home cost of sales (excluding commissions) as a percent of home sales revenue.

[2]	Based on last twelve months data.
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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(Unaudited)

	June 30,	December 31,	June 30,
	2006	2005	2005
LOTS OWNED AND CONTROLLED
Lots Owned	22,484	23,445	22,721
Lots Under Option	14,192	18,819	20,327
Homes Completed or Under Construction (including models)	6,874	6,891	7,891

LOTS OWNED AND CONTROLLED BY MARKET
(excluding homes under construction)
Arizona	9,983	11,035	11,763
California	4,901	5,372	4,216
Colorado	5,175	5,837	6,541
Delaware Valley	1,338	1,754	1,586
Florida	3,674	4,403	4,259
Illinois	451	616	771
Maryland	1,714	1,852	1,829
Nevada	4,187	5,455	5,143
Utah	1,712	1,382	1,270
Virginia	3,464	4,007	3,795

Subtotal	36,599	41,713	41,173
Texas	77	551	1,875

Total Company	36,676	42,264	43,048

ACTIVE SUBDIVISIONS
Arizona	61	54	44
California	45	34	31
Colorado	45	57	55
Delaware Valley	7	7	5
Florida	28	19	23
Illinois	7	8	5
Maryland	18	11	14
Nevada	35	43	45
Utah	20	18	17
Virginia	23	20	18

Subtotal	289	271	257
Texas	4	21	25

Total Company	293	292	282

Average for Quarter Ended	300	287	275

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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in Thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
AVERAGE SELLING PRICE PER HOME CLOSED

Arizona	$313.6	$219.5	$300.0	$211.7
California	574.5	498.1	552.5	508.4
Colorado	308.3	286.2	302.6	284.6
Delaware Valley	387.5	347.3	398.0	347.3
Florida	293.5	206.4	295.6	196.3
Illinois	374.5	451.6	369.0	439.8
Maryland	573.9	418.2	572.5	420.8
Nevada	320.9	297.7	321.9	293.3
Texas	166.8	158.6	167.9	157.2
Utah	291.5	215.1	277.3	214.2
Virginia	573.3	507.4	584.9	496.3

Company Average	$354.0	$293.2	$352.1	$291.8
Company Average Without Texas	$362.8	$302.9	$360.6	$300.4

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
ORDERS FOR HOMES, NET (UNITS)
Arizona	679	1,090	1,598	2,242
California	392	702	936	1,233
Colorado	291	594	742	1,258
Delaware Valley	35	57	74	100
Florida	177	359	449	679
Illinois	18	31	62	60
Maryland	98	131	250	276
Nevada	519	1,209	1,298	1,959
Utah	326	236	665	484
Virginia	113	234	307	577

Subtotal	2,648	4,643	6,381	8,868
Texas	90	189	157	510

Total	2,738	4,832	6,538	9,378

Estimated Value of Orders for Homes, net	$914,010	$1,702,759	$2,274,252	$3,178,369

Estimated Average Selling Price of Orders for Homes, net	$333.8	$352.4	$347.9	$338.9

Order Cancellation Rate[5]	43.2%	19.3%	36.7%	19.8%

[3]	Order Cancellation Rate is calculated as total cancelled home order contracts during a specified period of time as a percent of total home orders received during such time period.
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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in Thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
HOMES CLOSED (UNITS)
Arizona	843	859	1,621	1,655
California	405	377	869	763
Colorado	421	568	820	1,016
Delaware Valley	41	1	72	1
Florida	255	285	507	580
Illinois	37	16	73	21
Maryland	112	80	186	154
Nevada	738	626	1,413	1,235
Utah	201	233	374	401
Virginia	171	230	348	442

Subtotal	3,224	3,275	6,283	6,268
Texas	152	237	291	402

Total	3,376	3,512	6,574	6,670

	June 30,	December 31,	June 30,
	2006	2005	2005
BACKLOG (UNITS)
Arizona	2,076	2,099	2,730
California	832	765	1,277
Colorado	499	577	934
Delaware Valley	183	181	122
Florida	541	599	737
Illinois	69	80	57
Maryland	315	251	347
Nevada	908	1,023	1,470
Utah	629	338	372
Virginia	340	381	803

Subtotal	6,392	6,294	8,849
Texas	104	238	364

Total	6,496	6,532	9,213

Backlog Est. Sales Value	$2,440,000	$2,440,000	$3,140,000

Estimated Average Selling Price of Homes in Backlog	$375.6	$373.5	$340.8

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